Exhibit 3(i)

                                STATE OF DELAWARE
                            CERTIFICATE OF AMENDMENT
                                       of
                      RESTATED CERTIFICATE OF INCORPORATION
                                       of
                          LEVEL 3 COMMUNICATIONS, INC.

First: That the Board of Directors of Level 3 Communications, Inc., a Delaware corporation (the "Corporation"), at meetings of the Board of Directors of the Corporation, adopted resolutions setting forth certain proposed amendments to the Restated Certificate of Incorporation, declaring said amendments to be advisable and calling for the stockholders of the Corporation to consider said amendments at the next Annual Meeting of the Stockholders to be held on May 15, 2006. The resolutions setting forth the proposed amendments are as follows:

RESOLVED, that set forth below is the text of ARTICLE IV of the Restated Certificate of Incorporation of Level 3 Communications, Inc., filed with the Secretary of State of the State of Delaware on May 23, 2005, if the amendment of
ARTICLE IV is approved:

                                   "ARTICLE IV
                            AUTHORIZED CAPITAL STOCK


          The total number of shares of capital stock which the Corporation shall have the authority to issue is 2,260,000,000 shares, consisting of 2,250,000,000 shares of Common Stock, par value $.01 per share (the "Common Stock") and 10,000,000 shares of Preferred Stock, par value $.01 per share ("Preferred Stock")."

and be it further

RESOLVED, that set forth below is the text of ARTICLE VII paragraph B of the Restated Certificate of Incorporation of Level 3 Communications, Inc., filed with the Secretary of State of the State of Delaware on May 23, 2005, if the amendment of ARTICLE VII paragraph B is approved:

          "B. At each annual meeting of the stockholders of the Corporation, the date of which shall be fixed by or pursuant to the By-Laws of the Corporation, the successors of the class of directors whose terms expire at that meeting shall be elected to hold office for a term of one (1) year and until such director's successor is elected and qualified or until such director's earlier resignation or removal; provided , however , that each director elected at the annual meetings of the Corporation held in 2004 and 2005 shall serve for the full three-year term to which such director was elected or until such director's earlier resignation or removal. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director."

Second: That thereafter, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware, the Annual Meeting of the Stockholders was held on May 15, 2006 and, at that meeting, the necessary number of shares as required by statute were voted in favor of the amendments.

Third: That said amendments were duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

Fourth: That the capital of the Corporation shall not be reduced under or by reason of said amendments.



                                            BY:  /s/ Thomas C. Stortz
                                            NAME:  Thomas C. Stortz
                                            TITLE:  Executive Vice President,
                                            Chief Legal Officer and Secretary

                     RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                          LEVEL 3 COMMUNICATIONS, INC.

                             Pursuant to Section 245
                     of the Delaware General Corporation Law



     Level 3 Communications, Inc., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), hereby certifies as follows:

     1. The name of the Corporation is Level 3 Communications, Inc. The Corporation was originally incorporated under the name Peter Kiewit Sons', Inc.

     2. The original Certificate of Incorporation of the Corporation was filed in the office of the Secretary of State of the State of Delaware on July 1, 1941 and a Restated Certificate of Incorporation of the Corporation was filed in such office on January 29, 1975, January 23, 1981, January 14, 1986, January 8, 1992 and March 31, 1998. The Restated Certificate of Incorporation was amended by a Certificate of Amendment filed with the Secretary of State of the State of Delaware on June 2, 1999.

     3. This Restated Certificate of Incorporation, which was duly adopted pursuant to Sections 242 and 245 of the Delaware General Corporation Law, restates and integrates and further amends the provisions of the Restated Certificate of Incorporation of the Corporation.

     4. The text of the Restated Certificate of Incorporation as heretofore amended or supplemented is hereby restated and further amended to read in its entirety as follows:



                                    ARTICLE I

                                      NAME

     The name of the Corporation is: Level 3 Communications, Inc.



                                   ARTICLE II

                     REGISTERED OFFICE AND REGISTERED AGENT

     The address of the registered office of the Corporation in the State of Delaware is 1209 Orange Street in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

                                   ARTICLE III

                                    PURPOSES

     The nature of the business or purposes to be conducted or promoted by the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the "DGCL").


                                   ARTICLE IV

                            AUTHORIZED CAPITAL STOCK

     The total number of shares of capital stock which the Corporation shall have the authority to issue is 1,510,000,000 shares, consisting of 1,500,000,000 shares of Common Stock, par value $.01 per share (the "Common Stock") and 10,000,000 shares of Preferred Stock, par value $.01 per share ("Preferred Stock").



                                    ARTICLE V

                                  COMMON STOCK

     A. Dividends. After dividends payable on any Preferred Stock have been declared and set aside on such Preferred Stock having a preference over the Common Stock with respect to the payment of such dividends, the holders of Common Stock shall be entitled to receive, when and as declared, out of assets and funds legally available therefor, cash or non-cash dividends payable as and when the Board of Directors in its sole business judgment so declares. Any such dividend shall be payable ratably to all record holders of Common Stock as of the record date fixed by the Board of Directors in accordance with the By-laws of the Corporation for the payment thereof.

     B. Liquidation Rights. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation ("Liquidation"), the holders of Common Stock then outstanding shall be entitled to be paid ratably out of the assets and funds of the Corporation available for distribution to its stockholders, after and subject to the payment in full of all amounts required to be distributed to the holders of any Preferred Stock upon Liquidation, an amount equal to their share (including any declared but unpaid dividends on the Common Stock, subject to proportionate adjustment in the event of any stock dividend, stock split, stock distribution or combination with respect to such shares) of such assets and funds.

         C.  Voting.

     1. Except as required by law, or as otherwise provided herein or in any amendment hereof, the entire voting power of the Corporation with respect to all matters other than the election of directors shall be vested in the holders of Common Stock voting together as a single

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

class. Except as required by law, or as otherwise provided herein or in any amendment hereof, the entire voting power of the Corporation with respect to the election of directors shall be vested in the holders of Common Stock voting together as a single class.

     2. Each holder of Common Stock entitled to vote shall at every meeting of the stockholders of the Corporation be entitled to one vote for each share of Common Stock registered in his or her name on the record of stockholders.



                                   ARTICLE VI

                                 PREFERRED STOCK

     The Preferred Stock may be issued from time to time as herein provided in one or more series. The designations, relative rights, preferences and limitations of the Preferred Stock, and particularly of the shares of each series thereof, may, to the extent permitted by law, be similar to or differ from those of any other series. The Board of Directors is hereby expressly granted authority, subject to the provisions of this Article VI, to fix, from time to time before issuance thereof, the number of shares in each series and all designations, relative rights, preferences and limitations of the shares in each such series, including, but without limiting the generality of the foregoing, the following:

          A. the designation of the series and the number of shares to constitute each series;

          B. the dividend rate on the shares of each series, conditions on which and times at which dividends are payable, whether dividends shall be cumulative, and the preference or relation (if any) with respect to such dividends (including preferences over dividends on the Common Stock or any other class or classes);

          C. whether the series will be redeemable (at the option of the Corporation or the holders of such shares or both, or upon the happening of a specified event) and, if so, the redemption prices and the conditions and times upon which redemption may take place and whether for cash, property or rights, including securities of the Corporation or another corporation;

          D the terms and amount of any sinking, retirement or purchase fund;

          E. the conversion or exchange rights (at the option of the Corporation or the holders of such shares or both, or upon the happening of a specified event), if any, including the conversion or exchange price and other terms of conversion or exchange;

          F. the voting rights, if any (other than any voting rights that the Preferred Stock may have as a matter of law);

          G. any restrictions on the issue or reissue or sale of additional Preferred Stock;

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

          H.  the  rights  of  the  holders  upon   voluntary   or   involuntary
     liquidation, dissolution or winding up of the affairs of the Corporation (including preferences over the Common Stock or any other class or classes or series of stock); and

          I. such other special rights and privileges, if any, for the benefit of the holders of Preferred Stock, as shall not be inconsistent with provisions of this Restated Certificate of Incorporation.

     All shares of Preferred Stock of the same series shall be identical in all respects, except that shares of any one series issued at different times may differ as to dates, if any, from which dividends thereon may accumulate. All shares of Preferred Stock of all series shall be of equal rank and shall be identical in all respects except that any series may differ from any other series with respect to any one or more of the designations, relative rights, preferences and limitations described or referred to in subparagraphs A. to I. inclusive above.



                                   ARTICLE VII

                                    DIRECTORS

     A. The Board of Directors shall consist of no fewer than six persons and no more than fifteen persons, and such number shall be fixed by, or in the manner provided in, the By-laws of the Corporation.

     B. The Board of Directors shall be divided into three classes to be designated as Class I, Class II and Class III. The Board of Directors, by resolution, shall designate the class in which each of the directors then in office shall serve upon such classification. The terms of office of the classes of directors so designated by the Board of Directors shall expire at the times of the annual meetings of the stockholders as follows: Class III on the first annual meeting of stockholders following the time that this Sixth Restated Certificate of Incorporation is effective (the "Effective Time"), Class I on the second annual meeting following the Effective Time and Class II on the third annual meeting following the Effective Time, or thereafter in each case when their respective successors are elected and qualified. At each subsequent annual election, the directors chosen to succeed those whose terms are expiring shall be identified as being of the same class as the directors whom they succeed, and shall be elected for a term expiring at the time of the third succeeding annual meeting of stockholders, or thereafter in each case when their respective successors are elected and qualified. The number of directorships shall be apportioned among the classes so as to maintain the classes as nearly equal in number as possible.

     C. A director may be removed from office only for cause and only by vote of at least a majority of the outstanding stock entitled to vote in an election of directors.

     D. Any vacancy on the Board of Directors, however resulting, may be filled only by a majority of the directors then in office, even if less than a quorum, or by a sole remaining director. Any director elected to fill a vacancy shall hold office for a term that shall coincide with the term of the class to which such director shall have been elected.

                                  ARTICLE VIII

                               STOCKHOLDERS' VOTE

     Any action required or permitted to be taken at any annual or special meeting of stockholders may be taken only upon the vote of the stockholders at an annual or special meeting duly noticed and called, as provided in the By-laws of the Corporation, and may not be taken by a written consent of the stockholders.



                                   ARTICLE IX

                                 INDEMNIFICATION

     The Corporation shall indemnify each person who is or was a director, officer or employee of the Corporation (including the heirs, executors, administrators or estate of such person) or is or was serving at the request of the Corporation as a director, officer or employee of another corporation, partnership, joint venture, trust or other enterprise, to the fullest extent permitted under applicable law.

     The indemnification provided by this Article IX shall not be deemed exclusive of any other rights to which any of those seeking indemnification or advancement of expenses may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer or employee and shall inure to the benefit of the heirs, executors and administrators of such a person.



                                    ARTICLE X

                             LIMITATION OF LIABILITY

     A director of this Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. If the DGCL is amended after approval by the stockholders of this Article X to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL as so amended.

     Any repeal or modification of the foregoing paragraph by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.



                                   ARTICLE XI

                                SPECIAL MEETINGS

     Special meetings of the stockholders of the Corporation for any purpose or purposes may be called at any time by the Board of Directors, the President, the Chief Executive Officer or the Chairman of the Board of Directors. Special meetings of the stockholders of the Corporation may not be called by any other person or persons.



                                   ARTICLE XII

                          RATIFICATION BY STOCKHOLDERS

     Any contract, transaction or act of the Corporation or of the directors, which shall be ratified by a majority of a quorum of the stockholders then entitled to vote at any annual meeting or at any special meeting called for such purpose, shall, so far as permitted by law and by this Certificate of Incorporation, be as valid and as binding as though ratified by every stockholder entitled to vote at such meeting.



                                  ARTICLE XIII

                            AMENDMENTS OF CERTIFICATE

     The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Sixth Restated Certificate of Incorporation or in any amendment hereto by the affirmative vote of a majority of the outstanding stock entitled to vote thereon; provided, however, that the provisions of this Sixth Restated Certificate of Incorporation requiring for action by the stockholders a vote of at least sixty-six and two-thirds percent (66 2/3%) shall not be amended except by such vote; and provided further that this Article XIII shall not be amended except by the affirmative vote of at least sixty-six and two-thirds percent (66 2/3%) of the outstanding stock entitled to vote thereon.

                                   ARTICLE XIV

                                    CREDITORS

     Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof on the application of any receiver or receivers appointed for this Corporation under the provisions of section 291 of Title 8 of the DGCL or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under the provisions of Section 279 of Title 8 of the DGCL, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this
Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.



                                   ARTICLE XV

                                     BY-LAWS

     In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to adopt, repeal, alter, amend or rescind the By-laws of the Corporation. In addition, the By-laws of the Corporation may be adopted, repealed, altered, amended or rescinded by the affirmative vote of at least sixty-six and two-thirds percent (66 2/3%) of the outstanding stock entitled to vote thereon.



     IN WITNESS WHEREOF, the Corporation has caused this Restated Certificate of Incorporation to be signed by Thomas C. Stortz, its Executive Vice President, this 23rd day of May, 2005.


By:      /s/ Thomas C. Stortz
Title:  Executive Vice President

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